UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2024

CUSHMAN & WAKEFIELD PLC

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of Principal Executive Offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, at the 2024 annual general meeting of shareholders (the “Annual Meeting”) of Cushman & Wakefield plc (the “Company”), the Company’s shareholders approved, as further described in Item 5.07 of this Current Report on Form 8-K, the Second Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan (the “Management Omnibus Plan”) and the Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (the “Director Omnibus Plan” and, together with the Management Omnibus Plan, the “Plans”). The Management Omnibus Plan provides for grants of equity awards to the Company’s employees, consultants and independent contractors to encourage them to continue in the service of the Company. The Director Omnibus Plan provides for grants of equity and cash-based awards to the Company’s non-executive directors to encourage them to continue in the service of the Company. A more complete description of each of the Plans is set forth under the captions “Proposal 8: Approval of an Amendment to our Omnibus Management Share and Cash Incentive Plan” and “Proposal 9: Approval of an Amendment to our Omnibus Non-Employee Director Share and Cash Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 5, 2024, the descriptions of which are incorporated herein by reference.

Each of the Plans was previously adopted by the Company’s Board of Directors on February 22, 2024, subject to shareholder approval. As amended and restated, the total number of ordinary shares of the Company which may be issued under the Management Omnibus Plan and the Director Omnibus Plan is approximately 8.88 million ordinary shares and 528,211 ordinary shares, respectively, plus any additional ordinary shares of the Company that may again become available for issuance and delivery with respect to awards under the applicable Plan pursuant to share counting and other terms and conditions of the applicable Plan.

The foregoing description of each of the Plans is qualified in its entirety by reference to the full text of the Plans, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As noted above, on May 16, 2024, the Company held the Annual Meeting. The final voting results for each matter submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

	For	Against	Abstain	Broker Non-Votes
1. To elect each of the nominees for director listed below:
Michelle MacKay	196,754,103	888,321	21,743	13,258,886
Angela Sun	139,757,839	57,867,412	38,916	13,258,886
Rajesh Vennam	187,325,071	879,899	9,459,197	13,258,886
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	210,112,376	787,843	22,834	—
3. To appoint KPMG LLP as the Company’s U.K. statutory auditor until the Company’s annual meeting in 2025.	197,206,697	439,177	18,293	13,258,886
4. To authorize the Audit Committee of the Board of Directors to determine the compensation of the Company’s U.K. statutory auditor.	197,533,214	113,123	17,830	13,258,886
5. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2023 as disclosed in the Proxy Statement.	191,264,279	6,321,214	78,674	13,258,886
6. To approve, on a non-binding, advisory basis, the Directors’ Remuneration Report, which was included as Annex B to the Proxy Statement.	192,041,381	5,546,057	76,729	13,258,886
7. To approve the Company’s amended directors’ remuneration policy, which was set out in the Directors’ Remuneration Report included as Annex B to the Proxy Statement.	193,653,319	3,934,213	76,635	13,258,886
8. To approve an amendment to the Company’s Omnibus Management Share and Cash Incentive Plan, which was included as Annex C to the Proxy Statement.	183,306,127	4,910,832	9,447,208	13,258,886
9. To approve an amendment to the Company’s Omnibus Non-Employee Director Share and Cash Incentive Plan, which was included as Annex D to the Proxy Statement.	185,554,595	2,674,219	9,435,353	13,258,886

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Second Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan, effective May 16, 2024 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on May 16, 2024).

10.2	Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan, effective May 16, 2024 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed on May 16, 2024).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2024

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle J. Perkins
Name:	Noelle J. Perkins
Title:	Executive Vice President, General Counsel & Corporate Secretary